As filed with the Securities and Exchange Commission on August 9, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INFINERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0560433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6373 San Ignacio Avenue

San Jose, California 95119

(408) 572-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Teichmann

Chief Legal Officer

Infinera Corporation

6373 San Ignacio Avenue

San Jose, California 95119

(408) 572-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Tony Jeffries, Esq.

Erik Franks, Esq.

Amanda Urquiza, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

$100,000,000

Infinera Corporation

3.75% Convertible Senior Notes due 2028 and any common stock issuable upon conversion

On June 16, 2023, we sold $100,000,000 in additional aggregate principal amount of our 3.75% Convertible Senior Notes due 2028 (the “new notes”) to certain qualified institutional buyers, including the selling securityholders named in the section entitled “Selling Securityholders” in this prospectus (the “selling securityholders”). The new notes will constitute a further issuance of, and form a single series with, our outstanding 3.75% Convertible Senior Notes due 2028 issued on August 8, 2022 in the aggregate principal amount of $373,750,000 (the “existing notes” and, together with the new notes, the “notes”). The new notes will have identical terms as the existing notes, other than differences in the issue date, interest accrued prior to the issue date of such additional notes and, if applicable, restrictions on transfer in respect of such additional notes. The offer and sale of the new notes to the selling securityholders was effected in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus may be used from time to time by the selling securityholders to offer (the “Offering”) up to $100,000,000 in aggregate principal amount of the new notes and the shares of our common stock, par value $0.001 per share (“common stock”) issuable upon conversion of the new notes, if any, in any manner described in the section entitled “Plan of Distribution” in this prospectus. The selling securityholders may sell the new notes or any such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions (provided that that the method of distribution of the securities will not take the form of an underwritten offering without our prior written consent). We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

The new notes are not listed on any securities exchange. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INFN.” The closing price of our common stock on the Nasdaq Global Select Market on August 8, 2023 was $3.73 per share.

Investing in our securities involves certain risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related free writing prospectus. We and the selling securityholders have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates.

We are not making any representation to any purchaser of the new notes regarding the legality of an investment in the new notes by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the new notes or shares of common stock issuable upon conversion of the new notes, if any.

The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The date of this prospectus is August 9, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, the selling securityholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings or resales.

Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in a prospectus supplement, if and when necessary. Further, in some cases, the selling securityholders will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling new notes or shares of common stock. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.

Except where otherwise noted, the words “company,” “the Company,” “we,” “our,” “ours” and “us” refer to Infinera Corporation and all of its subsidiaries. With respect to the discussion of the terms of the new notes on the cover page, in the section entitled “Summary—The Notes” and in the section entitled “Description of Notes,” “we,” “our,” and “us” refer only to Infinera Corporation. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains reports, proxy statements and other information that issuers file electronically with the SEC at https://www.sec.gov. Information about us, including certain SEC filings, is available at our website at https://www.infinera.com. Except as specifically set forth below and herein, the information on, or accessible through, the SEC’s website and our website is not part of this prospectus and any references to these websites or any other website are inactive textual references only.

We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering is completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules. This means that we can disclose important information to you by referring to other documents that contain that information rather than by including that information in this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede this information. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any other document that we subsequently file with the SEC and that is deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2023 and July 1, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on March 31, 2023;

•

our Current Reports on Form 8-K filed on May 17, 2023, May  18, 2023, June  2, 2023, June  16, 2023 and August 9, 2023 (other than any Item 2.02, Item 7.01 and related Item 9.01 contained in such Current Reports on Form 8-K); and

•

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on May 21, 2007, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Infinera Corporation

6373 San Ignacio Avenue

San Jose, California 95119

Attn: Chief Legal Officer

(408) 572-5200

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CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, but are not limited to, our expectations regarding revenue, gross margin, operating expenses, cash flows and other financial items and the drivers related to these; advantages provided by our vertically integrated products; implementation of our vertical integration strategy; demand growth for additional network capacity, the level and timing of customer capital spending and the impact on customer demand from customers holding excess inventory beyond normalized levels; the magnitude and duration of supply constraints, including delays, shortages and increased costs and our ability to mitigate such supply constraints, and the extent to which supply-related impacts could materially and adversely affect our business operations, financial performance, results of operations, financial position, and stock price; the adverse impact inflation and higher interest rates may have on us by increasing costs beyond what we can recover through price increases; achievement of strategic objectives, any statements regarding our plans, strategies and objectives; the impact of new customer network footprint on our gross margin; the effects of demand fluctuation on our business; factors that may affect our operating results; anticipated customer acceptance of our solutions; statements concerning new products or services, including new product features; our beliefs about who we may compete with and how we are differentiated from those competitors; statements regarding our relationships with contract manufacturers and other third-party partners; statements regarding our production capacity and facilities requirements; statements related to capital expenditures; statements related to working capital and liquidity; the sufficiency of our cash to operate our business and our ability to raise capital; expectations regarding research and development investments; our ability to realize deferred tax assets; statements related to future economic conditions, performance, market growth, competitor consolidation or our sales cycle; our ability to identify, attract, upskill and retain highly skilled personnel; the extent to which public health emergencies could materially and adversely affect our business operations, financial performance, results of operations, financial position, stock price and personnel; our ability to protect our technology and intellectual property, the frequency of claims related to our intellectual property and the value of our intellectual property; statements related to our convertible senior notes and our Loan Agreement (as defined below); our ability to prevent and respond to data breaches and cyber-attacks; statements related to the impact of tax regulations; statements related to the effects of trade sanctions and similar regulations; statements related to the proliferation and impact of environmental, social and governance regulation; statements related to the effects of litigation on our financial position, results of operations or cash flows; the impacts of any restructuring plans or other strategic efforts on our business; statements related to factors beyond our control, such as natural disasters, acts of war or terrorism, epidemics and pandemics; statements related to new accounting standards; statements as to industry trends and other matters that do not relate strictly to historical facts; and statements of assumptions underlying any of the foregoing. These statements are often identified using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” or “would,” and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

You should also consider carefully the statements set forth in the section entitled “Risk Factors” and other sections of this prospectus and in the documents we have filed with the SEC and that are incorporated by reference in this prospectus, which address additional factors that could cause results or events to differ from those set forth in the forward-looking statements. You should review these risk factors for a more complete understanding of the risks associated with an investment in our securities. Such forward-looking statements speak only as of the date of this prospectus. We claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Exchange Act for any forward-looking statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based except as required by law.

iii

SUMMARY

This summary highlights material information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus but does not contain all of the information you need to consider in making your decision to invest in our notes or common stock. This summary is qualified in its entirety by the more detailed information included in this prospectus and the documents incorporated by reference herein and therein, including the financial data and related notes. You should carefully read this entire prospectus and should consider, among other things, the matters set forth in the section entitled “Risk Factors” before deciding to invest in our notes or common stock.

The Company

We are a semiconductor manufacturer and global supplier of networking solutions comprised of networking equipment, optical semiconductors, software and services. Our portfolio of solutions includes optical transport platforms, converged packet-optical transport platforms, compact modular platforms, optical line systems, coherent optical engines and subsystems, a suite of networking and automation software offerings, and support and professional services. Leveraging our U.S.-based compound semiconductor fab and in-house packaging capabilities, we design, develop, and manufacture industry-leading indium phosphide-based photonic integrated circuits (“PICs”) for use in our vertically integrated, high-capacity optical communications products.

Our customers include operators of fixed and mobile networks, including telecommunications service providers, internet content providers, cable providers, wholesale carriers, research and educational institutions, large enterprises, utilities and government entities. Our networking solutions enable our customers to deliver high-bandwidth business and consumer communications services. Our comprehensive portfolio of networking solutions also enables our customers to scale their transport networks as end-user services and applications continue to drive growth in demand for network bandwidth. These end-user services and applications include, but are not limited to, high-speed internet access, business ethernet services, 4G/5G mobile broadband, cloud-based services, high-definition video streaming services, virtual and augmented reality, Internet of Things, business Ethernet services and data center interconnect.

As an optical semiconductor manufacturer, we specialize in the manufacturing of optical compound semiconductors using indium phosphide (“InP”). This technology is used in telecommunications networks to transmit massive amounts of data and power, critical communications services like 5G, enhanced broadband, and high-capacity data center connectivity. We have made significant investments in our unique research, development, fabrication, and packaging facilities, including our optical compound semiconductor fab in Silicon Valley. We optimize the manufacturing process by using InP to build our PICs, which enables the integration of hundreds of optical functions onto a single, monolithic optical semiconductor chip. The unique capabilities of our optical semiconductor fab, which has provided our customers with a critical and secure source of U.S.-produced optical semiconductors and strengthened the supply chain, have enabled us to consistently pioneer critical technology advancements. For example, our latest generation technology has made it possible to transmit information at a rate of 800 gigabits per second (“Gb/s”) using a single laser.

We support U.S. government efforts to advance and increase the domestic manufacturing base for semiconductors as a matter of economic and national security. Compound semiconductors—including those based in InP—are an important part of the domestic semiconductor industry and will enable the next-generation of leading-edge technologies. Domestic manufacturing is critical in order to reduce our reliance on foreign sources of compound semiconductor materials and components, which is essential to economic growth and to the security of our domestic communications infrastructure.

The large-scale integration of our PICs and advanced digital signal processors enables us to develop and manufacture high-performance optical engines that are used in our coherent optical networking system and subsystem solutions. These solutions include features that customers care about the most, including reduced cost per bit, lower footprint and power consumption, and improved performance, reliability and security. Coherent optical solutions are becoming increasingly important across the network as our customers transition to 800 Gb/s per wavelength transmission speeds and beyond in the core, 400 Gb/s in the metro, and 100 Gb/s in the access market segment. We believe our vertical integration strategy provides a competitive advantage by enabling leading optical performance at higher optical speeds with increased spectral efficiency, greater control over our supply chain, and a lower cost structure.

We have grown our solutions portfolio through internal development as well as acquisitions, including the acquisition of Coriant, a privately held global supplier of open network solutions for the largest global network operators. These developments positioned us to be one of the leading providers of vertically integrated optical networking solutions in the world with the ability to serve a global customer base with accelerated delivery of the innovative solutions our customers demand. In 2021, we announced an expansion of our portfolio with the introduction of a suite of coherent optical pluggables designed to seamlessly address the rapidly growing market for point-to-point solutions as well as create a new category of point-to-multipoint solutions that can enable a dramatically more cost-efficient network architecture. Based on our vertically integrated optical semiconductor technology and supporting a range of high-speed transport rates that include 800 Gb/s, 400 Gb/s and 100 Gb/s, this suite of coherent optical pluggables builds on our history of delivering innovative, highly differentiated, and vertically integrated coherent optical engines.

Our products are designed to be managed by a suite of software solutions that enable simplified network management and automated operations. We also provide software-enabled programmability that offers differentiated capabilities such as Instant Bandwidth. Combined with our differentiated hardware solutions, Instant Bandwidth enables our customers to purchase and activate bandwidth as needed through our unique software licensing feature set. This, in turn, allows our customers to accomplish two key objectives: (1) limit their initial network startup costs and investments; and (2) instantly activate new bandwidth as their customers’ and their own network needs evolve.

We sell our products to end-user customers and third-party network equipment manufacturers via a direct sales force and through indirect channel partners.

We believe our systems and subsystems portfolios benefit our customers by providing a unique combination of highly scalable capacity and features that address access to core transport network applications and ultimately simplify and automate network operations.

Corporate Information

We were incorporated in December 2000 and originally operated under the name “Zepton Networks.” We are incorporated in the State of Delaware. Our principal executive offices are located at 6373 San Ignacio Avenue, San Jose, CA 95119. Our telephone number is (408) 572-5200. Our website is located at www.infinera.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INFN.”

Private Placement of New Notes

On May 16, 2023, we entered into exchange and subscription agreements with certain qualified institutional buyers (including the selling securityholders), relating to the issuance to such investors of $100,000,000 aggregate principal amount of our 3.75% Convertible Senior Notes due 2028 in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act (the “private placement”). The transactions closed on June 16, 2023.

The Notes

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. Please see the “Description of Notes” section of this prospectus for a more detailed description of the terms and conditions of the notes and the subsections mentioned specifically in this summary for a more complete understanding of the notes.

Issuer	Infinera Corporation

Securities Offered

$100,000,000 aggregate principal amount of 3.75% Convertible Senior Notes due 2028 and any common stock issuable upon conversion.

The new notes issued in the private placement are additional notes issued under the indenture, dated as of August 8, 2022 (the “indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee, pursuant to which we previously issued $373,750,000 aggregate principal amount of our 3.75% convertible senior notes due 2028 on August 8, 2022, which we refer to as the existing notes. Unless context requires otherwise, we refer to the new notes and the existing notes collectively as the notes. The new notes have substantially identical terms as the existing notes, other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional notes and restrictions on transfer in respect of such additional notes. Holders of the new notes and the existing notes will vote as one class under the indenture.

Maturity	August 1, 2028, unless earlier converted, redeemed or repurchased.

Interest	3.75% per year. Interest on the new notes accrues from June 16, 2023 and interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2023 for the new notes. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default” and under the circumstances described under “Description of Notes—Transfer Restrictions; Additional Interest.”

Conversion Rights

Holders may convert their notes at their option prior to the close of business on the business day immediately preceding May 1, 2028, in multiples of $1,000 principal amount, only under the following circumstances:

•   during any fiscal quarter (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•   during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes— Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

•   with respect to any note we call for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

•   upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events.”

On or after May 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, at any time, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes will initially be 147.1183 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $6.80 per share of common stock), subject to adjustment as described in this prospectus.

Upon conversion, we will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of Notes—Conversion Rights—Settlement upon Conversion.”

In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or to convert its notes called for redemption, as the case may be, as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead,

interest will be deemed to be paid by the cash and shares of our common stock, if any, paid or delivered, as the case may be, to you upon conversion of a note.

Redemption at our Option	We may not redeem the notes prior to August 5, 2025. We may redeem for cash all or any part of the notes, at our option, on or after August 5, 2025 if the last reported sale price of our common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

We will give notice of any optional redemption not less than 45 nor more than 60 scheduled trading days’ before the redemption date by mail or electronic delivery to the trustee, the paying agent and each holder of notes See “Description of Notes—Optional Redemption.”

Fundamental Change	If we undergo a “fundamental change” (as defined in this prospectus under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), prior to the maturity date of the notes, subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Ranking

The notes are our senior unsecured obligations and rank:

•   senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•   equal in right of payment to any of our unsecured indebtedness that is not so subordinated, including the Existing Convertible Notes (as defined below);

•   effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including amounts outstanding under the Loan Agreement (as defined below); and

•   structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.

As of July 1, 2023, we had $692.5 million of outstanding indebtedness for borrowed money (excluding intercompany debt), including the Existing Convertible Notes, and our subsidiaries had $339.2 million of indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)).

The indenture governing the notes does not limit the amount of debt that we or our current or future subsidiaries may incur.

Transfer Restrictions; Additional Interest

The new notes were not issued in a registered offering and, as a result, constitute “restricted securities” under Rule 144 under the Securities Act (“Rule 144”). As a result, the initial holders may not offer, sell, pledge or otherwise transfer the new notes and shares of common stock issuable upon conversion of such notes prior to the date that is the later of (i) one year after the date of issuance, or such shorter period of time as permitted by Rule 144 under the Securities Act and (ii) such later date, if any, as may be required by applicable law, except (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, or (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

For so long as the new notes constitute restricted securities, we are subject to the following obligations.

If, at any time during the six month period beginning on, and including, the date that is six months after the last date of original issuance of the new notes, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the new notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the new notes), we will pay additional interest on the new notes at a rate equal to 0.50% per annum of the principal amount of the new notes.

Further, if, and for so long as, the restrictive legend on the restricted notes has not been removed, the restricted notes are assigned a restricted CUSIP number or the new notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates (without restrictions pursuant to U.S. securities laws or the terms of the indenture or the new notes) as of the 380th day after the last date of original issuance of the new notes, we will pay additional interest on the new notes at a rate equal to 0.50% per annum of the principal amount of new notes. Any additional interest on the new notes that we are required to pay pursuant to the two immediately preceding paragraphs will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the new notes. See “Description of Notes—Transfer Restrictions; Additional Interest.”

However, in no event shall additional interest payable for failure to comply with our reporting obligations (including any additional interest that may accrue at our election as a result of our failure to comply with our reporting obligations as described under “Description of Notes—Events of Default”) accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest. See “Description of Notes—Transfer Restrictions; Additional Interest.”

Once the new notes are free of any restrictive legends and are represented by the same unrestricted CUSIP number as the existing notes, they will not have the benefit of the additional interest provisions described above.

Registration Rights	We prepared this prospectus in connection with our obligations under the exchange and subscription agreements, which provide the selling securityholders with certain registration rights with respect to the resale of the new notes and the shares of common stock issuable upon conversion of such notes, if any. Pursuant to the exchange and subscription agreements, we will use our commercially reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earlier of (i) June 16, 2024, (ii) the date when all registrable securities shall have been registered under the Securities Act and disposed of, (iii) the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144 under the Securities Act, and (iv) the date on which the registrable securities cease to be outstanding.

Use of Proceeds

The selling securityholder will receive all of the proceeds from the sale under this prospectus of the new notes and the shares of common stock issuable upon conversion of the new notes, if any. We will not receive any proceeds from these sales.

See “Use of Proceeds.”

Book-Entry Form	The notes have been issued in book-entry form and are represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	We cannot assure you as to the liquidity of any market for the notes. The existing notes are not listed on any securities exchange or any automated dealer quotation system and we do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Certain U.S. Federal Income Tax Consequences	For certain U.S. federal income tax consequences of the holding, disposition and conversion of the new notes, and the holding and disposition of shares of our common stock, see “Certain U.S. Federal Income Tax Considerations.”

Nasdaq Global Select Market for Our Common Stock	Our common stock is listed on the Nasdaq Global Select Market under the symbol “INFN.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the common stock.

RISK FACTORS

An investment in the notes or common stock involves significant risks. Prior to making a decision about investing in the notes or common stock, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Report for the fiscal quarter ended July 1, 2023 and the other information contained in or incorporated by reference in this prospectus and in other filings we may make from time to time with the SEC. We hereby incorporate by reference the risk factors in Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023.Each of the risks described in these sections and documents could adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

As used in this section of the prospectus, the term “notes” includes the new notes and the existing notes, unless the context requires otherwise.

Risks Related to the Notes

Although the notes are referred to as convertible senior notes, they will be effectively subordinated to any of our secured debt and any liabilities of our subsidiaries.

The notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated, including our 2.125% Convertible Senior Notes due 2024 (the “2024 Notes”), our 2.50% Convertible Senior Notes due 2027 (the “2027 Notes”), and our existing notes (together with the 2024 Notes and 2027 Notes, the “Existing Convertible Notes”); effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including amounts outstanding under the Loan, Guaranty and Security Agreement, dated as of June 24, 2022, by and among us, the other obligors party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as agent (as amended from time to time the “Loan Agreement”); and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the notes only after all claims senior to the notes have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our current or future subsidiaries from incurring additional liabilities.

As of July 1, 2023, we had $692.5 million of outstanding indebtedness for borrowed money (excluding intercompany debt), including the Existing Convertible Notes, and our subsidiaries had $339.2 million of indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP).

The notes are our obligations exclusively and a substantial portion of our operations are conducted through, and a portion of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes and the Existing Convertible Notes, depends on the results of operations and cash flows of the consolidated company including our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

We may not have sufficient cash flow from our business to service our indebtedness or pay our indebtedness.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the amounts payable under the notes and the Existing Convertible Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our indebtedness and make necessary capital expenditures. If we are unable to generate adequate cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default under our debt obligations, which could, in turn, adversely affect our business, financial condition and operating results.

We may still incur substantially more debt or take other actions, which would intensify the risks discussed above.

We and our subsidiaries may incur substantial additional debt in the future, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on our debt, including the notes and the Existing Convertible Notes, when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or the Existing Convertible Notes or to repurchase the notes or the Existing Convertible Notes upon a fundamental change, and our Loan Agreement contains, and our future debt may contain, limitations on our ability to repurchase the notes or the Existing Convertible Notes or pay cash upon conversion thereof.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the notes, we will be required to make cash payments for each $1,000 in principal amount of notes converted of at least the lesser of $1,000 and the sum of the daily conversion values in respect of the notes being converted as described in under “Description of Notes—Conversion Rights—Settlement upon Conversion.” The Existing Convertible Notes contain similar provisions concerning the holders’ rights to require us to repurchase their Existing Convertible Notes and to pay cash to settle conversions of their Existing Convertible Notes (unless we elect to deliver solely shares of our common stock to settle a conversion of Existing Convertible Notes (other than paying cash in lieu of delivering any fractional share)). However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes or Existing Convertible Notes surrendered therefor or notes or Existing Convertible Notes being converted. We may be required to use funds that are domiciled in foreign tax jurisdictions in order to make the cash payments upon any conversion or repurchase of the notes or the Existing Convertible Notes, which may result in tax liabilities and other additional costs.

In addition, our ability to repurchase the notes or the Existing Convertible Notes or to pay cash upon conversion of the notes or the Existing Convertible Notes may be limited by law, by regulatory authority or by other agreements relating to our debt outstanding at the time, including our Loan Agreement, which restricts our ability to repurchase the notes for cash or pay cash upon conversion of the notes, except to the extent that, among other things, on the date of such repurchase or conversion and immediately after giving effect thereto, as the case may be, either (i) availability under the Loan Agreement during the thirty consecutive day period ending on and including the date of such repurchase or payment is equal to or greater than the greater of (a) 20% of our borrowing base under the Loan Agreement or (b) $30,000,000 or (ii) (x) availability under the Loan Agreement is equal to or greater than the greater of (a) 15% of our borrowing base under the Loan Agreement or (b) $25,000,000 and (y) we are in pro forma compliance with the fixed charge coverage ratio financial covenant under the Loan Agreement. Our failure to repurchase or pay cash amounts due upon conversion of the notes or the Existing Convertible Notes (unless we elect to deliver solely shares of our common stock to settle a conversion of Existing Convertible Notes (other than paying cash in lieu of delivering any fractional share)) as required would constitute a default under the respective indenture for that series of convertible notes and could also lead to a default under the indenture for the other series of convertible notes. A default under the indenture governing the notes or the Existing Convertible Notes or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or the Existing Convertible Notes or to pay cash upon conversion of the notes or the Existing Convertible Notes.

Redemption may adversely affect your return on the notes.

We may not redeem the notes prior to August 5, 2025. We may redeem for cash all or any part of the notes, at our option, on or after August 5, 2025, if the last reported sale price of our common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. See “Description of Notes—Optional Redemption.”

The conditional conversion feature of the notes and the Existing Convertible Notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, we would be required to pay cash up to the principal amount, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital. The Existing Convertible Notes have a conditional conversion feature that is substantially the same as the conditional conversion feature of the notes, but allows for us to settle conversions of the Existing Convertible Notes by paying or delivering, as the case may be, cash, shares of our common stock, or a combination thereof, at our election.

The accounting method for convertible debt securities is the subject of recent changes that could have a material effect on our reported financial results.

In August 2020, the Financial Accounting Standards Board published an Accounting Standards Update (“ASU 2020-06”), which amends the accounting standards for convertible debt instruments that may be settled entirely or partially in cash upon conversion. ASU 2020-06 eliminates requirements to separately account for liability and equity components of such convertible debt instruments, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium, and eliminates the ability to use the treasury stock method when calculating diluted earnings per share. Instead, ASU 2020-06 requires application of the “if-converted” method for calculating diluted earnings per share. Under the “if-converted” method, diluted earnings per share will generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive, which could adversely affect our diluted earnings per share. However, if the principal amount of the convertible debt security being converted is required to be paid in cash and only the excess is permitted to be settled in shares, as is the case with the notes, the if-converted method will produce a similar result as the “treasury stock” method prior to the adoption of ASU 2020-06 for such convertible debt security.

The new method became effective in the first quarter of 2021 and as such we do not expect to bifurcate the liability and equity components of the notes on our balance sheet and we expect to use the if-converted method of calculating diluted earnings per share.

Future sales of our common stock or the issuance of other equity-related securities could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock or other equity-related securities to raise capital or issue common stock or equity-related securities to make acquisitions. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options, the vesting of restricted stock, restricted stock units and performance shares pursuant to our employee benefit plans, for purchase by employees under our employee stock purchase plan, and upon conversion of the Existing Convertible Notes and the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-related securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the last trading day of the applicable observation period (to the extent we have elected to deliver shares for any portion of the conversion value in excess of the principal amount of notes being converted), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the last trading day of the relevant observation period, then, to the extent our conversion obligation includes shares of our common stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding May 1, 2028, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and shares of common stock, if any, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

In addition, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average prices of our common stock for each trading day in a 40-trading-day observation period. As described under “Description of Notes—Conversion Rights—Settlement upon Conversion,” this period would be: (i) subject to clause (ii), if the relevant conversion date occurs prior to May 1, 2028, the 40 consecutive trading days beginning on, and including, the second trading day after such conversion date; (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption as described under “Description of Notes—Optional Redemption” and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after May 1, 2028, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding August 1, 2028. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes— Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes— Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make—Whole Fundamental Change or Notice of Optional Redemption” and “Description of Notes—Consolidation, Merger and Sale of Assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or redemption may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change or redemption occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or redemption, as applicable. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the date of the redemption notice, as the case may be, and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make—Whole Fundamental Change or Notice of Optional Redemption.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or redemption, as applicable, may not adequately compensate you for any lost value of your notes as a result of such transaction or in connection with the redemption, as applicable. In addition, if the price of our common stock in the transaction or in connection with the redemption is greater than $23.00 per share or less than $5.13 per share (subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 194.9317 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Upon any optional redemption of the notes or any conversion of the notes in connection with a related redemption notice, the cash comprising the redemption price, in the case of an optional redemption, or the applicable conversion rate, in the case of a conversion in connection with a redemption notice, as applicable, may not fully compensate you for future interest payments or lost time value of your notes.

On or after August 5, 2025, we may optionally redeem for cash all or any part of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we call any note for optional redemption, you may convert all or any portion of such note at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date. Upon such redemption or conversion, the cash comprising the redemption price, in the case of an optional redemption, or the applicable conversion rate, in the case of a conversion in connection with a related redemption notice, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or any other lost time value of your notes. See “Description of Notes—Optional Redemption.”

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes— Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Provisions in the indenture for the notes may deter or prevent a business combination that may be favorable to you.

If a fundamental change occurs prior to the maturity date of the notes, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior to the maturity date of the notes, we will in some cases be required to increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change. Furthermore, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. The Existing Convertible Notes have substantially the same provisions with respect to the foregoing. These and other provisions in the indenture for the notes and the indenture for the Existing Convertible Notes could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The notes do not trade on any national securities exchange and are not quoted on any interdealer quotation system. We cannot assure you that an active trading market will develop or be maintained for the notes.

The notes do not trade on any national securities exchange are not quoted on any interdealer quotation system. We cannot assure holders that an active trading market will develop for the notes. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure holders that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case holders may not be able to sell their notes at a particular time or holders may not be able to sell their notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

Holders of notes may be subject to tax upon an adjustment to the applicable conversion rate of the notes even though they do not receive a corresponding cash distribution.

The applicable conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the applicable conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our stockholders. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs or we issue a notice of optional redemption prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or the notice of optional redemption. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined under “Certain U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes (including upon conversion, repayment or maturity), or in some circumstances from any payments on our common stock or from sales proceeds subsequently paid or credited to you, or from your other funds or assets. See “Certain U.S. Federal Income Tax Considerations.”

Risks Related to Our Common Stock

The trading price of our common stock has been volatile and may be volatile in the future. This volatility may affect the price at which holders could sell the common stock you receive upon conversion of your notes, if any, and the value of your notes.

The trading price of our common stock has been, and is likely to continue to be volatile, and could decline substantially within a short period of time. This volatility may affect the price at which holders could sell the common stock, if any, received upon conversion of the notes, and the value of the notes. The trading price of our common stock may be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•	variations in our operating results;

•	announcements of technological innovations, new services or service enhancements, strategic alliances or agreements by us or by our competitors;

•	the gain or loss of customers;

•	recruitment or departure of key personnel;

•

changes in the estimates of our future operating results or external guidance on those results or changes in recommendations or business expectations by any securities analysts that elect to follow our common stock;

•	mergers and acquisitions by us, by our competitors or by our customers or suppliers;

•

market conditions in our industry, the industries of our customers and the economy as a whole, including global trade tariffs, supply chain disruptions, and fluctuations in currency exchange rates, interest rates or inflation rates;

•	social, geopolitical, environmental or health factors, including pandemics or widespread health epidemics such as the COVID-19 pandemic; and

•	adoption or modification of regulations, policies, procedures or programs applicable to our business.

An economic downturn, negative financial news, continued inflation, high interest rates, declines in income or asset values, market conditions, changes to fuel and other energy costs, and other economic factors, may lead to market volatility and associated uncertainty. In addition, if the market for technology stocks or the broader stock market experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. Each of these factors, among others, could harm the value of your investment in our common stock. Some companies that have had volatile market prices for their securities have had securities class action lawsuits filed against them. If a suit were filed against us, regardless of its merits or outcome, it could result in substantial costs and divert management’s attention and resources.

Future sales of our common stock or equity-linked securities in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

We have sold, and plan in the future to sell, shares of our common stock in underwritten offerings and have established, and may in the future establish, “at-the-market” offering programs pursuant to which we may offer and sell shares of our common stock. Sales of securities have resulted and will continue to result in dilution of our existing stockholders, and such sales could cause our stock price to fall. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

In addition, if our existing stockholders sell, or indicate an intent to sell, a large number of shares of our common stock in the public market, it could cause our stock price to fall. We may also issue shares of common stock or securities convertible into our common stock from time to time in connection with financings, acquisitions, investments or otherwise. Any such issuance would result in dilution to our existing stockholders and could cause our stock price to fall.

We are unable to predict the effect that sales, or the perception that our shares may be available for sale, will have on the prevailing market price of our common stock and the trading price of the notes.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Furthermore, such analysts publish their own projections regarding our actual results. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if we fail to meet analysts’ projections.

Any adverse impact on the market price for our common stock would likely adversely affect the trading price of the notes as well.

Delaware law and our corporate charter and by-laws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable, which could also reduce the market price of our common stock and the value of the notes.

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law, which apply to us, may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our amended and restated certificate of incorporation and amended and restated bylaws:

•	authorize the issuance of “blank check” convertible preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•

establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors only be removed from office for cause;

•	provide that vacancies on the board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office rather than by stockholders;

•	prevent stockholders from calling special meetings; and

•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders.

We do not currently intend to pay dividends on our common stock and, consequently, the ability to achieve a return on an investment in our stock will depend on appreciation in the price of our common stock.

We have not declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain any future earnings for use in the development of our business and for general corporate purposes. Therefore, holders are not likely to receive any dividends on any shares of common stock that are received upon conversion of the notes for the foreseeable future, and the success of an investment in shares of our common stock will depend upon any future appreciation in their valuation. There is no guarantee that any shares of our common stock holders receive upon conversion of the notes will appreciate in value.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale under this prospectus of the new notes or the common stock issuable upon conversion of the new notes, if any. We will not receive any proceeds from these sales.

DESCRIPTION OF NOTES

This prospectus contains summary descriptions of the notes and common stock that may be sold under this prospectus from time to time. These summary descriptions are not meant to be complete descriptions of any security.

The new notes were issued under the indenture, dated as of August 8, 2022 (the “indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “trustee”). A copy of the indenture is filed as an exhibit to the shelf registration statement of which this prospectus forms a part. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The new notes constituted a further issuance of, and formed a single series with, our outstanding 3.75% Convertible Senior Notes due 2028 issued on August 8, 2022 (the “existing notes” and, together with the new notes, the “notes”). As of the date of this prospectus, we have $473.75 million aggregate principal amount of notes outstanding. The new notes have substantially identical terms as the existing notes, other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional notes and restrictions on transfer in respect of such additional notes. The new notes are expected to be fungible with the existing notes for U.S. federal income tax purposes but not be fungible with the existing notes for U.S. securities law purposes until such notes are resold off of an effective shelf registration statement, such notes are resold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such notes are no longer represented by a restricted CUSIP number and the transfer restriction legend on such notes has been deemed removed from such notes pursuant to the indenture.

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define the rights of a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Infinera Corporation and not to its subsidiaries.

General

The new notes will:

•	be our general unsecured, senior obligations;

•	bear cash interest from June 16, 2023 at an annual rate of 3.75% payable semiannually on February 1 and August 1 of each year, beginning on August 1, 2023;

•

be subject to redemption at our option, on or after August 5, 2025 if the last reported sale price of our common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•

be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on August 1, 2028, unless earlier converted, redeemed or repurchased;

•	be issued in denominations of $1,000 and integral multiples of $1,000; and

•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 147.1183 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $6.80 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying cash up to the aggregate principal amount of the notes to be converted and paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the principal amount of the notes being converted, based upon a daily conversion value calculated on a proportionate basis for each trading day in the applicable 40 trading day observation period, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the indenture for the notes and issue further additional notes under the indenture with the same terms as the notes (other than differences in the issuance date, issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such further additional notes are not fungible with the existing notes or the new notes for U.S. federal income tax or securities law purposes, such further additional notes will have one or more separate CUSIP numbers.

The existing notes are not listed or quoted, and we do not intend to list the notes on any securities exchange or any automated dealer quotation system.

References in this prospectus to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

The registrar, paying agent and conversion agent (if other than the trustee) will forward to the trustee all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for any notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and without the consent of holders, directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We may, at our option and to the extent permitted by applicable law, reissue, resell or surrender to the trustee for cancellation any notes that we may repurchase, in the case of a reissuance or resale, so long as such notes do not constitute restricted securities upon such reissuance or resale. Any notes that we may repurchase will be considered “outstanding” under the indenture (except for voting purposes) unless and until such time we surrender them to the trustee for cancellation and, upon receipt of a written order from us, the trustee will cancel all notes so surrendered.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay or cause the paying agent to pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in the continental United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar of the notes to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. You may not sell or otherwise transfer notes or any common stock issuable upon conversion of notes except in compliance with the provisions set forth in this prospectus under “Notice to Investors” and “Transfer Restrictions.” We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of 3.75% per year until maturity of the notes. Interest on the new notes will accrue from June 16, 2023 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on, with respect to the new notes, August 1, 2023.

Interest will be paid to the person in whose name a note is registered at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable as described under “—Transfer Restrictions; Additional Interest” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The notes will be our senior unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment to all of our unsecured indebtedness that is not so subordinated, including the Existing Convertible Notes. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including any amounts outstanding under our Loan Agreement. The notes will be structurally junior to all existing and future indebtedness and other liabilities of our current or future subsidiaries (including trade payables). In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of July 1, 2023, we had $692.5 million of outstanding indebtedness for borrowed money (excluding intercompany debt), including the Existing Convertible Notes, and our subsidiaries had $339.2 million of indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated.

A substantial portion of our operations is conducted through our subsidiaries. The notes will not be guaranteed by any of our current or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. Our right to receive any assets of any of our subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization, and, therefore, the rights of the holders of notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise. The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations and may be restricted by agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or the Existing Convertible Notes or to repurchase the notes or the Existing Convertible Notes upon a fundamental change, and our future debt may contain limitations on our ability to repurchase the notes or the Existing Convertible Notes.”

Optional Redemption

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to August 5, 2025, the notes will not be redeemable. On or after August 5, 2025, we may redeem for cash all or any part of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 45 nor more than 60 scheduled trading days’ notice before the redemption date to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day. We may not specify a redemption date that falls on or after the 41st scheduled trading day immediately preceding the maturity date.

With respect to any notes that are converted during a redemption period as described under “—Conversion Rights— General,” we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption.”

If we decide to redeem fewer than all of the outstanding notes, the notes to be redeemed will be selected according to DTC’s applicable procedures, in the case of notes represented by a global note, or, in the case of notes in certificated form, by lot on a pro rata basis or by another method the trustee deems to be appropriate and fair.

If the trustee selects a portion of any holder’s notes for redemption and such holder converts a portion of such notes, the converted portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any such note being redeemed in part.

No notes may be optionally redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price).

Conversion Rights

General

Prior to the close of business on the business day immediately preceding May 1, 2028, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition,” “—Conversion upon Notice of Redemption,” and “—Conversion upon Specified Corporate Events.” On or after May 1, 2028, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate for the notes will initially be 147.1183 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $6.80 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying cash and delivering shares of our common stock, if any, all as set forth below under “—Settlement upon Conversion.” The amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading-day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

If we call the notes for redemption, a holder of notes called for redemption may convert such note (or any portion thereof) only until the close of business on the scheduled trading day immediately preceding the applicable redemption date, unless we fail to pay the redemption price (in which case, a holder of the note called for redemption notes may convert such note until the business day immediately preceding the date on which the redemption price has been paid or duly provided for). If a holder of any note elects to convert a note called for redemption from, and including, the date of the redemption notice with respect to such note until the close of business on the scheduled trading day immediately preceding the related redemption date (any such period, a “redemption period”), we will, under certain circumstances, increase the conversion rate for such note as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption.” Accordingly, if we elect to redeem less than all of the outstanding notes as described under “—Optional Redemption,” holders of the notes not called for redemption will not be entitled to an increased conversion rate for conversions of such notes (on account of the notice of redemption) from, and including, the date of delivery of the notice of redemption until the close of business on the scheduled trading day immediately preceding the redemption date, except in the limited circumstances set forth under “—Conversion Rights— Conversion upon Notice of Redemption.” If a holder of a note called for redemption has submitted its note for repurchase upon a fundamental change, the holder may convert such note only if such holder first withdraws its fundamental change repurchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash and shares of our common stock, if any, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions of notes following the regular record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date;

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date, any fundamental change repurchase date or redemption date, in each case, described above, will receive the full interest payment due on the maturity date or other applicable interest payment date in cash, regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion only under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding May 1, 2028, a holder of notes may surrender all or a portion of its notes for conversion during any fiscal quarter (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

Except for purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if our common stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding May 1, 2028, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day (the “trading price condition”).

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If, on any date, the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of notes on such date from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent in writing to obtain bids, or if we give such written instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to obtain such bids, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination in writing; and we will have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least $1,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we will (i) instruct the three independent nationally recognized securities dealers to deliver bids to the bid solicitation agent and (ii) instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of notes in each case, beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing.

We will initially act as the bid solicitation agent.

Conversion upon Notice of Redemption

If we call any note for redemption, the holder of such note called for redemption may convert such note (or any portion thereof) at any time prior to the close of business on the scheduled trading day prior to the redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such note on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of such note may convert the note called for redemption (or any portion thereof) until the close of business on the scheduled trading day immediately preceding the date on which the redemption price has been paid or duly provided for.

If we elect to redeem less than all of the outstanding notes as described under “—Optional Redemption,” and the holder of any note (or any owner of a beneficial interest in any global note) is reasonably not able to determine, before the close of business on the 44th scheduled trading day immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the scheduled trading day prior to such redemption date, unless we default in the payment of the redemption price, in which case such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, until the redemption price has been paid or duly provided for, and each such conversion will be deemed to be of a note called for redemption.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding May 1, 2028, we elect to:

•

issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan so long as such rights have not separated from the shares of common stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by us in good faith and in a commercially reasonable manner, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) in writing at least 45 scheduled trading days prior to the ex-dividend date (as defined below) for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place (or in the case of a separation or triggering event, until the 20th trading day following the date of our notice), even if the notes are not otherwise convertible at such time.

Holders of the notes may not convert their notes pursuant to this provision if they participate, at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described above without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain Corporate Events

If (i) a transaction or event that constitutes (x) a fundamental change (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or (y) a make-whole fundamental change (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption”) occurs prior to the close of business on the business day immediately preceding May 1, 2028, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or (ii) we are a party to a share exchange event (as defined under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”) (other than a share exchange event that is solely for the purpose of changing our jurisdiction of organization that (x) does not constitute a fundamental change or a make-whole fundamental change and (y) results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity and such common stock becomes reference property for the notes) that occurs prior to the close of business on the business day immediately preceding May 1, 2028 (each such fundamental change, make-whole fundamental change or share exchange event, a “corporate event”), all or any portion of a holder’s notes may be surrendered for conversion at any time after the effective date for such corporate event until the earlier of (x) 35 trading days after the actual effective date of such corporate event or, if such corporate event also constitutes a fundamental change, until the close of business on the business day immediately preceding the related fundamental change repurchase date and (y) the scheduled trading day immediately preceding the maturity date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing within three business days following the date we publicly announce such corporate event but in no event later than the actual effective date of such corporate event.

Conversions during the Three Months Immediately Preceding the Maturity Date

On or after May 1, 2028, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note (as defined below), to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

If you hold a certificated note (as defined below), to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has validly withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted, all as described below.

Upon conversion, we will pay or deliver, as the case may be, to holders in respect of each $1,000 principal amount of notes being converted a settlement amount equal to the sum of the “daily settlement amounts” (as defined below) for each of the 40 consecutive trading days during the relevant “observation period” (as defined below).

All conversions for which the relevant conversion date occurs on or after May 1, 2028, and all conversions for which the conversion date occurs after our issuance of a notice of redemption and prior to the related redemption date, will be settled using the same forms and amounts of consideration. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption, but prior to the related redemption date, and any conversions for which the relevant conversion date occurs on or after May 1, 2028, we will use the same forms and amounts of consideration for all conversions occurring on the same conversion date, but we will not have any obligation to use the same forms and amounts of consideration with respect to conversions that occur on different conversion dates. That is, other than during the period after our issuance of a notice of redemption but prior to the related redemption date, prior to May 1, 2028, we may choose for notes converted on one conversion date to settle conversions entirely in cash, and choose for notes converted on another conversion date to settle conversions by paying cash in respect of the principal portion of the converted notes and delivering shares of our common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted.

If we elect to settle all or a portion of our conversion obligation in excess of the principal portion of the notes being converted in cash, we will inform holders of the notes so converting, the trustee and the conversion agent (if other than the trustee) of such election no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) after the date of issuance of a notice of redemption as described under “—Optional Redemption” and prior to the related redemption date, in such notice of redemption or (ii) on or after May 1, 2028, no later than the close of business on the scheduled trading day immediately preceding May 1, 2028) and we will indicate in such notice the percentage of each share issuable upon conversion in excess of the principal portion of the notes being converted that will be paid in cash (the “cash percentage”). If we do not timely make such an election, we will no longer have the right to elect a cash percentage with respect to such conversion or during such period and we will settle our conversion obligation by paying cash in respect of the principal portion of the converted notes and delivering shares of our common stock in respect of the remainder (other than cash in lieu of any fractional share), if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted, as described below.

The “daily settlement amount,” for each of the 40 consecutive trading days during the relevant observation period shall consist of:

•	cash equal to the lesser of (i) $25 and (ii) the daily conversion value; and

•	if the daily conversion value exceeds $25, the daily net settlement amount.

The “daily net settlement amount” for each of the 40 consecutive trading days during the relevant observation period shall consist of:

•

if we do not elect a cash percentage or we elect (or are deemed to have elected) a cash percentage of 0%, a number of shares of our common stock equal to (i) the difference between the daily conversion value and $25, divided by (ii) the daily VWAP for such trading day;

•	if we elect a cash percentage of 100%, cash in an amount equal to the difference between the daily conversion value and $25; or

•

if we elect a cash percentage of less than 100% but greater than 0%, (i) cash equal to the product of (x) the difference between the daily conversion value and $25 and (y) the cash percentage, plus (ii) a number of shares of our common stock equal to the product of (x) (A) the difference between the daily conversion value and $25, divided by (B) the daily VWAP for such trading day and (y) 100% minus the cash percentage.

The “daily conversion value” means, for each of the 40 consecutive trading days during the observation period, 2.5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day.

The “daily VWAP” means, for each of the 40 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “INFN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to May 1, 2028, the 40 consecutive trading-day period beginning on, and including, the second trading day immediately succeeding such conversion date;

•

if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “—Optional Redemption” and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and

•

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after May 1, 2028, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on the Nasdaq Global Select Market or, if our common stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will pay or deliver, as the case may be, the consideration due upon conversion to converting holders on the second business day immediately following the last trading day of the relevant observation period.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP on the last trading day of the relevant observation period.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the last trading day of the relevant observation period.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination or a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0 =

the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =

the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, split or combination); and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading-day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants;

and

Y =

the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith and in a commercially reasonable manner.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•	except as otherwise described below, rights issued pursuant to a stockholder rights plan of ours;

•	distributions of reference property in a transaction described in “—Recapitalizations, Reclassifications, and Changes of Our Common Stock;” and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =

the fair market value (as determined by us in good faith and in a commercially reasonable manner) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs, and we will readjust the conversion rate to the extent that any of these rights, options or warrants are not exercised before they expire. In the case of any distribution of rights, options or warrants, to the extent any such rights, options or warrants expire unexercised, the conversion rate shall be immediately readjusted to the conversion rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =	the conversion rate in effect immediately after the end of the valuation period;

FMV0 =

the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); provided that if there is no last reported sale price of the capital stock or similar equity interest distributed to the holders of our common stock on such ex-dividend date, the “valuation period” shall be the first ten consecutive trading day period after, and including, the first date such last reported sale price is available; and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day of such observation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the ex-dividend date for such cash dividend or distribution.

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock that is subject to the then-applicable tender offer rules under the Exchange Act of 1934, as amended (the “Exchange Act”), other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0 =

the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =

the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =

the aggregate value of all cash and any other consideration (as determined by us in good faith and in a commercially reasonable manner) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day immediately following the date such tender or exchange offer expires; provided that for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day immediately following the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding such expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day.

If we are or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer described in this clause (5) but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate will be decreased to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

Subject to the applicable listing standards of the Nasdaq Global Select Market, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to the applicable listing standards of the Nasdaq Global Select Market, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of shares of our common stock at a price below the conversion price or otherwise, other than any such issuance described in clause (1), (2) or (3) above;

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•

upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction (including, without limitation, through any structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives), or other buy-back transaction, that is not a tender offer or exchange offer of the nature described under clause (5) above;

•	solely for a change in the par value (or lack of par value) of our common stock; or

•	for accrued and unpaid interest, if any.

We will not adjust the conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment to the conversion rate that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the notes (i) in connection with any subsequent adjustment to the conversion rate of at least 1% of the conversion rate, (ii) regardless of whether the aggregate adjustment is less than 1% of the conversion rate, on each trading day of any observation period and (iii) on the effective date of any make-whole fundamental change, in each case, unless the adjustment has already been made. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then we or the successor or purchasing company, as the case may be, will execute with the trustee and without the consent of the holders a supplemental indenture providing that at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”) upon such share exchange event. However, at and after the effective time of the share exchange event, (i) the amount otherwise payable in cash upon conversion of the notes as set forth under “—Settlement upon conversion” above will continue to be payable in cash, (ii) we will continue to have the right to elect to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of our conversion obligation in excess of the principal amount of the notes being converted, as set forth under “—Settlement upon Conversion,” (iii) the number of shares of our common stock, if any, otherwise deliverable upon conversion of the notes as set forth under “—Settlement upon Conversion” above will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such share exchange event and (iv) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such share exchange event. If the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption”), multiplied by the price paid per share of common stock in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values, daily net settlement amounts or the daily settlement amounts over a span of multiple days (including an observation period and the “stock price” for purposes of a make-whole fundamental change or redemption notice), we will, in good faith and in a commercially reasonable manner, make appropriate adjustments without duplication in respect of any adjustment made (pursuant to the provisions described under “—Conversion Rate Adjustments” above) to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when such last reported sale prices, daily VWAPs, daily conversion values, the daily net settlement amounts or daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption

If (i) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to subclause (a) of the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes or (ii) we give a notice of optional redemption with respect to the notes as provided for under “—Optional Redemption” and, in each case, a holder elects to convert its notes (or portion thereof) in connection with such make-whole fundamental change or redemption notice, as applicable, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for subclause (a) of the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). A conversion of notes will be deemed for these purposes to be “in connection with” a redemption notice if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the redemption notice until the close of business on the business day immediately preceding the redemption date. For the avoidance of doubt, we will increase the conversion rate hereunder during the related redemption period only with respect to conversions of notes called (or deemed called) for redemption, and not for notes not called for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes as described under “—Optional Redemption,” holders of the notes not called for redemption will not be entitled to an increased conversion rate for conversions of such notes (on account of the notice of redemption) from, and including, the date of delivery of the notice of redemption until the close of business on the scheduled trading day immediately preceding the redemption date, except in the limited circumstances set forth under “—Conversion Rights—Conversion upon Notice of Redemption.” In the event that a conversion in connection with an optional redemption would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable redemption notice date or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section.

Upon surrender of notes for conversion in connection with a make-whole fundamental change or optional redemption, we will pay or deliver, as the case may be, the consideration due in respect of such converted notes, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Settlement upon Conversion.” However, if the consideration for our common stock in any make- whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing of the effective date of any make-whole fundamental change no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the date of the redemption notice, as the case may be (in each case, the “effective date”) and the price paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or with respect to the optional redemption, as the case may be (the “stock price”). If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading-day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the date of the redemption notice, as the case may be.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate for the notes will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	STOCK PRICE
EFFECTIVE DATE	$5.13	$6.00	$6.80	$7.75	$8.84	$10.00	$12.00	$15.00	$18.00	$23.00

August 8, 2022	47.8134	36.6567	29.7647	24.0813	19.5939	16.2580	12.4675	9.1113	7.0656	4.9643
August 1, 2023	47.8134	35.4500	28.2324	22.4168	17.9502	14.7200	11.1617	8.1160	6.2994	4.4526
August 1, 2024	47.8134	33.7867	26.1809	20.2348	15.8326	12.7700	9.5408	6.8987	5.3639	3.8165
August 1, 2025	47.8134	31.4383	23.3765	17.3329	13.0905	10.3070	7.5550	5.4413	4.2472	3.0457
August 1, 2026	47.8134	28.3783	19.6574	13.5368	9.6165	7.2940	5.2342	3.7833	2.9778	2.1548
August 1, 2027	47.8134	24.2950	14.3397	8.2723	5.1516	3.6990	2.6517	1.9667	1.5678	1.1443
August 1, 2028	47.8134	19.5483	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate for the notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $23.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate for the notes.

•

If the stock price is less than $5.13 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate for the notes.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 194.9317 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time prior to the maturity date of the notes, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision, a combination or merely a change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries; provided, however, that neither (a) a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction or (b) any merger of us solely for the purpose of changing our jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity shall be a fundamental change pursuant to this clause (2);

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock or other common equity that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

If any transaction in which our common stock is replaced by the securities of another entity occurs, following the effective date of such transaction, references to us in the definition of “fundamental change” above shall instead be references to such other entity.

For purposes of the definition of “fundamental change” above, any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) of such definition (without giving effect to the proviso to clause (2)) shall be deemed a fundamental change solely under clause (2) of such definition (subject to the proviso to clause (2)).

Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.

On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the conversion rate and any adjustments to the conversion rate;

•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder validly withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

To exercise the fundamental change repurchase right, you must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, the notice must comply with applicable DTC procedures;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with applicable DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes,

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture. To the extent that the provisions of any securities laws or regulations enacted after the date we initially issue the notes conflict with the provisions of the indenture relating to our obligations to purchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under “Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” in circumstances involving a significant change in the composition of our board of directors unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, conveyance, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, conveyance, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes— We may not have the ability to raise the funds necessary to settle conversions of the notes or the Existing Convertible Notes or to repurchase the notes or the Existing Convertible Notes upon a fundamental change, and our Loan Agreement contains, and our future debt may contain, limitations on our ability to repurchase the notes or the Existing Convertible Notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Exchange in Lieu of Conversion

When a holder surrenders its notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to deliver, on or prior to the trading day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution(s) must agree to timely pay and/or deliver, as the case may be, in exchange for such notes, the cash, shares of our common stock or any combination thereof that would otherwise be due upon conversion as described above under “—Conversion Rights—Settlement Upon Conversion” (the “conversion consideration”) or such other amount agreed to by the holder and the designated financial institution(s). If we make an exchange election, we will, by the close of business on the trading day following the relevant conversion date, notify the holder surrendering its notes for conversion, the trustee and the conversion agent (if other than the trustee) in writing that we have made the exchange election and we will notify the designated financial institution(s) of the relevant deadline for delivery of the conversion consideration and the type of conversion consideration to be paid and/or delivered, as the case may be.

Any notes delivered to the designated institution(s) will remain outstanding, subject to applicable DTC procedures. If the designated institution(s) agree(s) to accept any notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution(s) do(es) not accept the notes for exchange, we will pay and/or deliver, as the case may be, the relevant conversion consideration as if we had not made an exchange election.

Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes.

Consolidation, Merger or Sale of Assets

The indenture provides that we will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets substantially as an entirety to, another person, if we are not the resulting, surviving or transferee person, unless (i) the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we will be discharged from our obligations under the notes and the indenture, except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)

our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for a period of five business days;

(4)

our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or notice of a specified corporate transaction as described under “—Conversion upon Specified Corporate Events,” in each case when due;

(5)	our failure to comply with our obligations under “Consolidation, Merger and Sale of Assets”;

(6)

our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

(7)

default by us or any of our “significant subsidiaries” with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million (or its foreign currency equivalent) in the aggregate of us and/or any such “significant subsidiary,” whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii) such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay shall not have been cured or waived or such indebtedness shall not have been repaid, as the case may be, within 30 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes; or

(8)	certain events of bankruptcy, insolvency, or reorganization of us or any of our “significant subsidiaries” (as defined below).

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC, provided that in the case of a subsidiary that meets the criteria of clause (3) thereof but not clause (1) or (2) thereof, such subsidiary shall not be a “significant subsidiary” unless such subsidiary’s income from continuing operations before income taxes, extra items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $10 million.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 360 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to (1) 0.25% per annum of the principal amount of the notes outstanding for each day during the first 180 days after the occurrence of such an event of default and (2) 0.50% per annum of the principal amount of the notes outstanding from the 180th day until the 360th day following the occurrence of such an event of default during which such event of default is continuing (in addition to any additional interest that may accrue as a result of a registration default as described below under “—Transfer Restrictions; Additional Interest”).

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of the notes, the trustee and the paying agent of such election in writing prior to the beginning of such 360-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

In no event shall additional interest payable at our election for failure to comply with our reporting obligations pursuant to this “—Events of Default” (including any additional interest that may accrue as a result of our failure to comply with our reporting obligations as described below under “—Transfer Restrictions; Additional Interest”) accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to any continuing defaults relating to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price and fundamental change repurchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)

the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture provides that if a default occurs with respect to the notes and is continuing and is actually known to the trustee, the trustee must send to each holder notice of the default within 90 days after it receives notice thereof. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof; provided that no notice is required if the event that would constitute a default has been cured or waived before the date we are required to deliver such notice.

Payments of the redemption price, fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable, interest rate from the required payment date.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of such notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the stated time for payment of interest on any note;

(3)	reduce the principal of or extend the stated maturity of any note;

(4)	except as required under the indenture, make any change that adversely affects the conversion rights of any notes;

(5)

reduce the redemption price, the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any note payable in money other than that stated in such note;

(7)	change the ranking of the notes;

(8)

impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(9)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation of our obligations under the indenture;

(3)	add guarantees with respect to the notes;

(4)	secure the notes;

(5)	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6)	make any change that does not adversely affect the rights of any holder;

(7)	increase the conversion rate as provided in the indenture;

(8)	provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)

in connection with any merger event described under “—Conversion Rights— Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(10)	comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any holder;

(11)	to make provisions with respect to conversion rights of the holders of the notes as required under the indenture; or

(12)	conform the provisions of the indenture to any provision of the “Description of Notes” in the preliminary offering memorandum, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders (with a copy to the trustee), or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture and the notes by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, any redemption date, any fundamental change repurchase date, upon conversion or otherwise, cash or, solely in the case of conversion, cash and shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of the Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the trading price of the notes (for purposes of determining whether the notes are convertible as described herein) the daily VWAPs, the daily conversion values, the daily net settlement amounts, the daily settlement amounts, redemption conversion values, redemption prices, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. We will forward our calculations to any holder of notes upon the written request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by us with the SEC via the EDGAR (or any successor thereto) system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Rule 144A Information

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the notes or any shares of our common stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such notes or any shares of our common stock issuable upon conversion of such notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or shares of our common stock pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such notes or shares of our common stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Trustee

U.S. Bank Trust Company, National Association is the initial trustee, security registrar, paying agent and conversion agent.

U.S. Bank Trust Company, National Association in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Transfer Restrictions; Additional Interest

The new notes were not issued in an offering registered pursuant to the Securities Act and, as a result, constitute “restricted securities” under Rule 144 under the Securities Act. As a results, the initial holders may not offer, sell, pledge or otherwise transfer the new notes and shares of common stock issuable upon conversion of such notes prior to the date that is the later of (i) one year after the date of issuance, or such shorter period of time as permitted by Rule 144 under the Securities Act and (ii) such later date, if any, as may be required by applicable law, except (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act , or (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

For so long as the new notes constitute restricted securities, we are subject to the following obligations.

Under Rule 144 under the Securities Act (“Rule 144”) as currently in effect, a person who acquired existing notes from us or our affiliate and who has beneficially owned notes or shares of our common stock issued upon conversion of the notes for at least one year is entitled to sell such notes or shares of our common stock without registration, but only if such person is not deemed to have been our affiliate at the time of, or at any time during three months preceding, the sale. Furthermore, under Rule 144, a person who acquired existing notes from us or our affiliate and who has beneficially owned notes or shares of our common stock issued upon conversion of the notes for at least six months is entitled to sell such notes or shares of our common stock without registration, so long as (i) such person is not deemed to have been our affiliate at the time of, or at any time during three months preceding, the sale and (ii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve months preceding such sale (other than current reports on Form 8-K). If we are not current in filing our Exchange Act reports, a person who acquires from our affiliate notes or shares of our common stock issued upon conversion of the notes could be required to hold such notes or shares of our common stock for up to one year following such acquisition. If we are not current in filing our Exchange Act reports, a person who is our affiliate and who owns notes or shares of our common stock issued upon conversion of the notes could be required to hold such notes or shares of our common stock indefinitely.

If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the new notes, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the new notes are not otherwise freely tradable by holders other than our affiliates or holders that were our affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the new notes), we will pay additional interest on the new notes. Additional interest will accrue on the new notes at the rate of 0.50% per annum of the principal amount of new notes outstanding for each day during such period for which our failure to file has occurred and is continuing or the notes are not otherwise freely tradable by holders other than our affiliates (or holders that have been our affiliates at any time during the three months preceding).

Further, if, and for so long as, the restrictive legend on the new notes has not been removed (or deemed removed pursuant to the indenture), the new notes are assigned a restricted CUSIP number or the new notes are not otherwise freely tradable by holders other than our affiliates or holders that were our affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of the indenture or the new notes) as of the 380th day after the last date of original issuance of the new notes, we will pay additional interest on the new notes at a rate equal to 0.50% per annum of the principal amount of new notes outstanding until the restrictive legend has been removed from the new notes, the new notes are assigned an unrestricted CUSIP and the new notes are freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months preceding).

We cannot assure you that we will be able to remove the restrictive legend from the new notes or from any shares of our common stock issued upon conversion of the notes.

Any note or common stock issued upon the conversion or exchange of a note that is repurchased or owned by any affiliate of us may not be resold by such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such note or common stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144 under the Securities Act). We will cause any note that is repurchased or owned by us to be surrendered to the trustee for cancellation as described under “—Purchase and Cancellation” above. The notes will be issued with one or more restricted CUSIP numbers.

Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes.

In no event shall additional interest payable for failure to comply with our reporting obligations pursuant to this “—Transfer Restrictions; Additional Interest” (including any additional interest that may accrue at our election as a result of our failure to comply with our reporting obligations as described under “—Events of Default”) accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

Book-Entry, Settlement and Clearance

The Global Notes

The new notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the new global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchaser; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

The global notes and beneficial interests in the global notes will be subject to restrictions on transfer as described under “Notice to Investors” and “Transfer Restrictions.”

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchaser are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchaser; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

Registration Rights

We and the selling securityholders are parties to certain exchange and subscription agreements and registration rights agreements with respect to the new notes, which provide the selling securityholders with certain registration rights with respect to the resale of the new notes and the shares of common stock issuable upon conversion of such notes, if any. Pursuant to the exchange and subscription agreements and registration rights agreements, we will use our commercially reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earlier of (i) June 16, 2024, (ii) the date when all registrable securities shall have been registered under the Securities Act and disposed of, (iii) the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144 under the Securities Act, and (iv) the date on which the registrable securities cease to be outstanding.

DESCRIPTION OF CAPITAL STOCK

References to “Infinera” and the “Company” in this Description of Securities section are, unless the context otherwise indicates, only to Infinera Corporation and not to any of its subsidiaries.

Description of Capital Stock

The following is a summary of the Company’s capital stock and certain provisions of its Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated Bylaws (the “Bylaws”). This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate and the Bylaws.

Common Stock

Shares Outstanding. The Company is authorized to issue up to 500 million shares of common stock.

Dividends. Subject to prior dividend rights of the holders of any shares of preferred stock of the Company (“Preferred Stock”), holders of shares of common stock are entitled to receive ratably dividends when, as and if declared by the Company’s board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.

Voting Rights. Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors. The directors of the Company are elected by a plurality of the voting power of the shares present in person or represented by proxy. On all other matters submitted to the stockholders, the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy shall be the act of the shareholders.

Other Rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation preferences of holders of convertible preferred stock, if any, then outstanding. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not currently entitled to pre-emptive rights or conversion rights or other subscription rights.

Fully Paid. The issued and outstanding shares of common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that the Company may issue in the future will also be fully paid and non-assessable.

Transfer Agent and Registrar. The transfer agent and registrar for the common stock is Computershare Shareholder Services.

Listing. The Company’s common stock is listed on the Nasdaq Global Select Market under the trading symbol “INFN.”

Preferred Stock

Our board of directors is authorized to issue up to 25 million shares of Preferred Stock from time to time in one or more series, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of such shares and any qualifications, limitations or restrictions thereof. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Anti-takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law, the Certificate and Bylaws could make the following more difficult:

•	acquisition of the Company by means of a tender offer,

•	acquisition of the Company by means of a proxy contest or otherwise, or

•	removal of the Company’s incumbent officers and directors.

These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in our best interests or the best interests of the stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. The Company believes that the benefits of these provisions, including increased protection, give it the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company and outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Size of Board and Vacancies. The Bylaws provide that our board of directors will have one or more members, which number will be determined from time to time by resolution of our board of directors. The Certificate provides for a classified board of directors consisting of three classes of directors, each serving a staggered three-year term. The Certificate and Bylaws contain provisions that establish specific procedures for appointing and removing members of our board of directors. Under the Certificate and the Bylaws, vacancies and newly created directorships on our board of directors may be filled only by a majority of directors then serving on our board of directors. Under the Certificate and Bylaws, directors may be removed by stockholders only for cause.

Elimination of Stockholder Action by Written Consent. The Bylaws eliminate the right of the Company’s stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of the Company’s stockholders.

Stockholder Meetings. Under the Bylaws, only the chairperson of our board of directors, chief executive officer or president (in the absence of a chief executive officer) or the majority of the authorized number of directors on our board of directors may call special meetings of the Company’s stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Delaware Anti-takeover Law. The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting. Neither the Certificate nor Bylaws provide for cumulative voting in the election of directors.

Undesignated Preferred Stock. The authorization of the Company’s undesignated Preferred Stock makes it possible for our board of directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

SELLING SECURITYHOLDERS

On June 16, 2023, we issued $100,000,000 aggregate principal amount of our 3.75% Convertible Senior Notes due 2028 to certain qualified institutional buyers (including the selling securityholders named below) in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 under the Securities Act, pursuant to separate, privately negotiated exchange and subscription agreements, each dated May 16, 2023 (the “exchange and subscription agreements”). For purposes of this table, we have assumed that the notes are convertible at a maximum conversion rate of 194.9317 shares of our common stock per $1,000 principal amount of notes (which include the maximum number of shares by which the conversion rate may be increased for conversions in connection with a “make-whole fundamental change” or redemption). The notes are not presently convertible nor have the conditions triggering any “make-whole fundamental changes” or redemption been satisfied. The number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the indenture. Accordingly, the number of shares of common stock issuable upon conversion of the notes and the number of shares of common stock beneficially owned and offered by the selling securityholders pursuant to this prospectus may change from that set forth in the table below.

The selling securityholders are subject to certain transfer restrictions pursuant to the exchange and subscription agreements and the indenture, which prohibit the selling securityholders from offering, selling, pledging or otherwise transferring the new notes and shares of common stock issuable upon conversion of such notes prior to the date that is the later of (i) one year after the date of issuance, or such shorter period of time as permitted by Rule 144 under the Securities Act and (ii) such later date, if any, as may be required by applicable law, except (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, or (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act. The exchange and subscription agreements also provide the selling securityholders with certain registration rights with respect to the resale of the new notes and the shares of common stock issuable upon conversion.

Our registration of the new notes and the shares of common stock issuable upon conversion of the new notes does not necessarily mean that the selling securityholders will sell all or any of such notes or common stock. The following table sets forth certain information as of August 4, 2023 concerning the new notes and shares of common stock that may be offered from time to time by the selling securityholders with this prospectus. The information is based on information provided by or on behalf of the selling securityholders. Information about the selling securityholders may change over time. In particular, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of its notes since the date on which the selling securityholders provided us with information regarding its notes. Any changed or new information given to us by the selling securityholders may be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name	Principal Amount of Notes Beneficially Owned Prior to The Offering	Number of Shares of Common Stock Beneficially Owned Prior to The Offering(1)	Principal Amount of Notes Offered Hereby	Number of Shares of Common Stock Offered Hereby(1)	Principal Amount of Notes Beneficially Owned After The Offering (2)	Percentage of Notes Beneficially Owned After The Offering(3)	Number of Shares of Common Stock Beneficially Owned After The Offering(1)	Percentage of Shares of Common Stock Beneficially Owned After The Offering(4)
Tenor Opportunity Master Fund, Ltd.(5)	$66,500,000	12,962,958	$12,500,000	2,436,646	$54,000,000	11.4%	10,526,311	4.6%
PCH Manager Fund, SPC. Solely on behalf of and for the account of Segregated Portfolio 214(6)	$1,708,000	332,943	$178,000	34,697	$1,530,000	*	298,245	*
CROWN MANAGED ACCOUNTS SPC acting for and on behalf of CROWN/LINDEN SEGREGATED PORTFOLIO(7)	$1,202,000	234,307	$142,000	27,680	$1,060,000	*	206,627	*
Linden Capital L.P.(8)	$41,825,000	8,153,018	$4,680,000	912,280	$37,145,000	7.8%	7,240,737	3.2%
Wolverine Flagship Fund Trading Limited(9)	$88,000,000	17,153,989	$25,500,000	4,970,758	$62,500,000	13.2%	12,183,231	5.4%
Eagle Harbor Multi Strategy Master Fund, LTD(10)	$4,000,000	779,726	$3,500,000	682,260	$500,000	*	97,465	*
Opti Opportunity Master Fund, LP(11)	$21,500,000	4,191,031	$18,500,000	3,606,236	$3,000,000	*	584,795	*
Context Partners Master Fund, L.P.(12)	$20,000,000	3,898,634	$20,000,000	3,898,634	$0	*	0	*
Calamos Market Neutral Income Fund(13)	$21,000,000	4,093,565	$15,000,000	2,923,975	$6,000,000	1.3%	1,169,590	*

*	Less than 1%.

(1) Assumes for each $1,000 in principal amount of the notes a conversion rate at the maximum conversion rate of 194.9317 shares of common stock (which include the maximum number of shares by which the conversion rate may be increased for conversions in connection with a “make-whole fundamental change” or a redemption) upon conversion, and assumes an election by the Company to settle any such conversion solely in shares of common stock. The notes are not presently convertible nor have the conditions triggering any “make-whole fundamental changes” or a redemption have been satisfied. This conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes may change in the future.

(2) Assumes that after the Offering, the selling securityholders will sell all of the notes acquired in the private placement for purposes of this table.

(3) The denominator used to calculate the percentage reflects $473,750,000 aggregate principal amount of our 3.75% Convertible Senior Notes due 2028 outstanding (including $373,750,000 aggregate principal amount of existing notes and $100,000,000 aggregate principal amount of new notes), as holders of the existing notes and the new notes will vote as one class under the indenture.

(4) The percentage reflects the 226,923,770 shares of common stock outstanding as of August 4, 2023 and gives effect to the total number of shares of common stock beneficially owned and offered hereby by the selling securityholder (if the conversion of the notes were settled solely in shares of common stock) calculated based on the maximum conversion rate of 194.9317 shares of common stock per $1,000 aggregate principal amount of notes. The notes are not presently convertible nor have the conditions triggering any “make-whole fundamental changes” or a redemption have been satisfied.

(5) Tenor Capital Management Company, L.P. serves as the investment adviser for Tenor Opportunity Master Fund, Ltd. and therefore may be deemed to share voting and investment power with respect to these shares in such capacity. Tenor Management GP, LLC is the general partner of Tenor Capital Management Company, L.P. and Robin R. Shah is the sole managing member of Tenor Management GP, LLC. As such, Mr. Shah may be deemed to have beneficial ownership over the shares. The address of Tenor Opportunity Master Fund, Ltd. is c/o Tenor Capital Management, 810 7th Avenue, Suite 1905, New York, NY 10019.

(6) The securities held by PCH Manager Fund, SPC, Solely on behalf of and for the account of Segregated Portfolio 214 (“PCH SP214”) are controlled by Linden Advisors LP (the trading subadvisor of PCH SP214), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP). Linden Advisors LP and Mr. Wong share voting and dispositive power with respect to the securities held by PCH SP214. Mr. Wong’s address is c/o Linden Advisors LP, 590 Madison Ave, 15th Fl, New York, NY 10022.

(7) The securities held by CROWN MANAGED ACCOUNTS SPC acting for and on behalf of CROWN/LINDEN SEGREGATED PORTFOLIO (“Crown”) are controlled by Linden Advisors LP (the trading subadvisor of Crown), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP). Linden Advisors LP and Mr. Wong share voting and dispositive power with respect to the securities held by Crown. Mr. Wong’s address is c/o Linden Advisors LP, 590 Madison Ave, 15th Fl, New York, NY 10022.

(8) The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. Linden Capital L.P.’s address is c/o Linden Advisors LP, 590 Madison Ave, 15th Fl, New York, NY 10022.

(9) Wolverine Asset Management, LLC (“WAM”) is the investment manager to Wolverine Flagship Fund Trading Limited (the “Fund”) and has voting and investment power over these securities. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (‘WTP”), the general partner of Wolverine Holdings. Each of Robert R. Bellick and Christopher L. Gust, Wolverine Holdings, WTP, and WAM disclaims beneficial ownership of securities held by the Fund.

(10) Opti Capital Management, LP (“Opti”) is an investment advisor to Eagle Harbor Multi-Strategy Master Fund Limited (the “Fund”) and has voting discretion with respect to these securities and investment discretion with respect to a portion of the Fund’s assets. XPL, LLC is the general partner of Opti Capital Management, LP. Xiuping Li is the sole managing member of Opti Opportunity Associates, LLC and XPL, LLC.

(11) Opti Capital Management, LP (“Opti”) is the investment manager to Opti Opportunity Master Fund, Ltd. (the “Fund”) and has voting and investment power with respect to these securities. Opti Opportunity Associates, LLC is the general partner of Opti Opportunity Master Fund, Ltd. and XPL, LLC is the general partner of Opti Capital Management, LP. Xiuping Li is the sole managing member of Opti Opportunity Associates, LLC and XPL, LLC.

(12) Context Capital Management, LLC is the general partner of Context Partners Master Fund, L.P. and has voting and investment power over these securities. Charles E. Carnegie, William D. Fertig, Michael S. Rosen, David Berlinghof, David Fertig and Luke Trafton may be deemed to possess voting and disposition power over the securities held by Context Partners Master Fund, L.P.

(13) Mr. John P. Calamos Sr. is the Founder and Global CIO and a control person of Calamos Advisors LLC, the investment advisor to Calamos Market Neutral Income Fund, and may be deemed to possess voting and disposition power over the securities held by each of these selling securityholders, subject in each case to the terms and conditions of the applicable investment management agreement in place with respect to each selling securityholder.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, the selling securityholders do not have, and within the last three years have not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as holders of our securities.

PLAN OF DISTRIBUTION

The selling securityholders, as well as their permitted transferees (a permitted transferee is an affiliate of a selling securityholder that such selling securityholder reasonably believes to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act), may from time to time offer some or all of the new notes or shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but if the Securities are sold through underwriters, broker-dealers or agents, the selling securityholders will pay any and all underwriting discounts or commissions or agents’ commissions, if any, attributable to such sales. We will not receive any proceeds from the sale of the new notes and the common stock covered hereby.

The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale (except that the method of distribution of the Securities will not take the form of an underwritten offering without our prior written consent). These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholder in one or more types of transactions, which may include:

•	transactions on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale or in the over-the-counter market;

•

one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may, from time to time, effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•

through distribution by any selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholder;

•	to the extent consented to by us, underwritten offerings; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling securityholders may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Company’s common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholders or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of the Company’s common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also sell the Securities short and deliver the Securities to close out short positions, or enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the name of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, it is possible that the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. A selling securityholder who is an “underwriter” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the Nasdaq Global Select Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, to the extent we have consented to an underwritten offering of the Securities, we will provide customary indemnities to any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an underwritten offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq Global Select Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of certain U.S. federal income tax considerations relating to the ownership, disposition and conversion of the notes and the ownership and disposition of the common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning, disposing of or converting the notes or of owning or disposing of the common stock into which the notes may be converted. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes and common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of beneficial owners, some of which may be subject to special rules (such as partnerships (or entities treated as partnerships for U.S. federal income tax purposes) and other pass-through entities and investors in such entities, dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain expatriates or former citizens or long-term residents of the United States, persons holding notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, persons deemed to sell notes or common stock under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the notes to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income imposed by Section 1411 of the Code, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a note or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is (1) an individual who is a U.S. citizen or resident alien, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note or the common stock into which the notes may be converted (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a note or common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or common stock acquired upon conversion of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of such note or common stock.

Fungibility

As previously noted under the heading “Description of Notes,” we intend to treat the new notes as being fungible with the existing notes for U.S. federal income tax purposes. Based on this treatment, all of the notes shall be deemed to have the same issue date, the same issue price, and (with respect to holders) the same adjusted issue price as the existing notes for U.S. federal income tax purposes. As a result, consistent with the treatment of the existing notes, the new notes will not be treated as having “original issue discount” (“OID”) for U.S. federal income tax purposes.

However, as noted at the beginning of this summary, we have not obtained a ruling from the IRS with respect to any of the tax consequences discussed herein and there can be no assurance that the IRS will not challenge our intended treatment of the new notes as being fungible with the existing notes for U.S. federal income tax purposes. If the IRS successfully challenged our intended treatment, such that the new notes were not treated as fungible with the existing notes for U.S. federal income tax purposes, the U.S. federal income tax consequences of an acquisition of new notes pursuant to the offering could differ materially from those described herein, including under the OID and market discount rules of the Code. Holders should consult their own tax advisors regarding the U.S. federal income tax treatment of the new notes and the potential consequences that might result in the event the new notes are not treated as fungible with the existing notes for U.S. federal income tax purposes. The remainder of this summary assumes that the new notes will be treated as being fungible with the existing notes for U.S. federal income tax purposes.

U.S. Holders

Taxation of Interest

U.S. holders will be required to recognize as ordinary income any stated interest that is paid or accrued on the notes, in accordance with their regular method of tax accounting for U.S. federal income tax purposes.

In general, if the terms of a debt instrument entitle a holder to receive payments (other than certain fixed periodic interest payments) that exceed the issue price of the instrument by at least a statutorily defined de minimis amount, the U.S. holder will be required to include such excess in income as OID over the term of the instrument on a constant yield to maturity basis, irrespective of the U.S. holder’s regular method of tax accounting and prior to the receipt of cash payments attributable to the income. However, as previously noted above in this summary under the heading “—Fungibility,” we expect, and the discussion below assumes, that the notes will not be issued with OID for U.S. federal income tax purposes.

If you are a cash-method taxpayer (including most individual holders), you must report interest on the notes (including any accrued and unpaid interest deemed to have been paid upon conversion) in your income when you receive it. If you are an accrual-method taxpayer, you must report interest on the notes (including any accrued and unpaid interest deemed to have been paid upon conversion) in your income as it accrues.

Additional Amounts

We may be required to make payments of additional amounts on a note in certain circumstances, such as those described under “Description of Notes—Events of Default” and “Description of Notes— Transfer Restrictions; Additional Interest.” We intend to take the position that this possible payment of such additional amounts will not subject the notes to the special rules governing contingent payment debt instruments under the applicable Treasury Regulations (which, if applicable, could adversely affect the timing, amount and character of income with respect to the notes), based on our determination that there is only a remote possibility that we would be required to make any additional payments, or that if such additional payments were required to be paid, they would be an incidental amount. Our determination that the notes are not contingent payment debt instruments, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position in the manner required by applicable Treasury Regulations. The IRS may take a position contrary to our position. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, U.S. holders would be required to accrue interest income at a rate higher than the notes’ stated interest rate, regardless of the U.S. holder’s regular method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments subject to such rules. If, contrary to expectations, we pay additional amounts, although it is not free from doubt, any such additional amount should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid, in accordance with the U.S. holder’s regular method of tax accounting. U.S. holders should consult their own tax advisors regarding the tax consequences in the event we pay additional amounts and the tax consequences of the notes being treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note into a combination of cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “—Conversion of Notes” below). The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder (other than amounts attributable to accrued but unpaid interest) and the U.S. holder’s adjusted tax basis in the note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The U.S. holder’s adjusted tax basis in the note generally will equal the amount it paid for the note. The portion of any amount realized that is attributable to accrued and unpaid interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, as described above under “—Taxation of Interest,” that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the U.S. holder held the note for more than one year, or short-term capital gain or loss if the U.S. holder held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Exchange in Lieu of Conversion

If a U.S. holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated financial institution accepts the notes and delivers cash or a combination of cash and shares of our common stock for the notes, as described under “Description of Notes— Exchange in Lieu of Conversion” above, the holder will be taxed on the transfer as a sale or exchange of the notes, as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes.” In such case, a U.S. holder’s tax basis in any shares of our common stock received will equal the fair market value of the stock on the date of the exchange, and the holder’s holding period in the shares of our common stock received will begin the day after the date of the exchange.

Conversion of Notes

Conversion of the Notes Solely into Cash

Upon conversion of a note solely into cash, a U.S. holder generally will be subject to the rules described under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above, subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend.

Conversion of the Notes into a Combination of Cash and Stock

The tax consequences of the conversion of a note into a combination of cash and shares of our common stock are not entirely clear. If the note constitutes a “security” for U.S. federal income tax purposes, a U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the Treasury Regulations, and has not been clearly defined by judicial decisions. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years may not be treated as “securities.” In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the possible equity participation in the issuer. We intend to take the position that the notes are “securities” and that the conversion of a note into a combination of cash and shares of our common stock is treated as a recapitalization, in each case, for U.S. federal income tax purposes, although there can be no assurance in this regard.

Treatment as a Recapitalization

If the note is a “security” and the conversion of a note into a combination of cash and shares of our common stock is treated as a recapitalization for U.S. federal income tax purposes, the U.S. holder would not be permitted to recognize loss, but would be required to recognize gain, if any, in respect of the cash received. The amount of gain recognized by a U.S. holder would equal the lesser of (1) the excess (if any) of (a) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any common stock that is attributable to accrued and unpaid interest) upon conversion over (b) the U.S. holder’s adjusted tax basis in the converted note, and (2) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend, any gain recognized by a U.S. holder upon conversion of a note will be long-term capital gain if the U.S. holder held the note for more than one year, or short-term capital gain if the U.S. holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the adjusted tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder’s holding period in the common stock received (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

Alternative Treatment as Part Conversion and Part Redemption

Alternatively, the conversion of a note into a combination of cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In that case, a U.S. holder’s adjusted tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis (based on relative fair market values). The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder’s adjusted tax basis in the portion of the note treated as redeemed, subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend. See “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend. The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest). The U.S. holder’s holding period in the common stock received (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

The U.S. federal income tax treatment of a U.S. holder’s conversion of the notes into our common stock and cash is uncertain. U.S. holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange or as a recapitalization, as discussed above.

Treatment of Cash Received in Lieu of a Fractional Share

With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder would be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally would recognize gain or loss equal to the difference between the cash received and that portion of the U.S. holder’s adjusted tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the notes had been held for more than one year.

Treatment of Amounts Attributable to Accrued Interest

Any cash and the fair market value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder would be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest not yet included in income would equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest would begin on the day after the date of conversion.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of Notes—Conversion Rights— General,” should consult its tax advisor concerning the appropriate treatment of such payment.

Treatment of Receipt of Cash and Reference Property

If we undergo certain corporate transactions, as described under “Description of Notes—Conversion Rights— Recapitalizations, Reclassifications and Changes of Our Common Stock” above, the conversion obligation may be adjusted so that holders would be entitled to convert the notes into reference property, except that such holders will not be entitled to receive the additional shares resulting from the adjustment described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption” unless such notes are converted in connection with the relevant make-whole fundamental change. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. Whether or not such an adjustment results in a deemed exchange, a conversion of a note into such consideration might be a taxable event, but alternative treatment is possible depending on the nature of the reference property. U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a business combination or other corporate transaction.

Distributions

If, after a U.S. holder acquires any of our common stock upon a conversion of a note, we make a distribution (other than certain pro rata distributions of our common stock) in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution will be treated as a dividend and will be includible in a U.S. holder’s income at the time such holder is treated as receiving such distribution for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and, to the extent the amount of the distribution exceeds the U.S. holder’s tax basis, any remaining excess will be treated as capital gain from the deemed sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends-received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met. U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied to qualify for the dividends-received deduction and the reduced maximum tax rate on dividends.

Constructive Distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows holders of notes to receive more shares of common stock on conversion may increase such U.S. holders’ proportionate interests in our earnings and profits or assets. In that case, the U.S. holders of notes may be treated as though they received a taxable distribution. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate U.S. holders of notes for distributions of cash or property to our stockholders. The adjustment to the conversion rate of notes converted in connection with a make-whole fundamental change or notice of optional redemption, as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Optional Redemption” above, also may be treated as a taxable stock distribution. If an event occurs that dilutes the interests of stockholders or increases the interests of U.S. holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of U.S. holders of the notes also could be treated as a constructive distribution to holders of the notes. Conversely, if an event occurs that dilutes the interests of the U.S. holders of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable distribution to the stockholders.

Not all changes in the conversion rate that result in U.S. holders of notes receiving more common stock on conversion, however, increase such U.S. holders’ proportionate interests in our earnings and profits or assets. For instance, a change in conversion rate could simply prevent the dilution of the U.S. holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive distributions. In addition, adjustments to the conversion rate of the notes that are not made in connection with other stockholders of the Company receiving a distribution of money or other property generally will not give rise to a constructive distribution. The amount of any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate that is treated as a distribution would be treated for U.S. federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property, as described under “—Distributions” above, such that it would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of the recipient’s investment in its note or common stock (as the case may be) or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive dividends would be eligible for the reduced rates (for non-corporate holders) or a dividends-received deduction (for corporate holders) described in the previous paragraph, as the requisite applicable holding periods might not be considered to be satisfied.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. These regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock over the fair market value immediately after the conversion rate adjustment of such right without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The proposed regulations will be effective for deemed distributions occurring on or after the date of their adoption as final regulations, but holders of notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate or merge into another entity (as described above under “Description of Notes—Consolidation, Merger or Sale of Assets”). Depending on the circumstances, a change in the obligor of the notes (or a change in other terms of the notes as described in “—Conversion of Notes” above) as a result of the consolidation or merger could result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such a consolidation or merger.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of our common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by it and its tax basis in the stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of common stock will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the U.S. holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as previously defined above).

Taxation of Interest

Subject to the discussion below under “—Income or Gains Effectively Connected with a U.S. Trade or Business,” payments of interest to non-U.S. holders generally are subject to U.S. federal income tax at a rate of

30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payor.

Payments of interest on the notes to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus, subject to the discussion below regarding backup withholding and FATCA (as defined below), will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below.

The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•

owns, actually or constructively, applying certain attribution rules and pursuant to the conversion feature or otherwise, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•

is a “controlled foreign corporation” (generally, a foreign corporation more than 50% of the stock of which (by vote or value) is owned, directly, indirectly, or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock or at least 10% of the total value of shares of all classes of the corporation’s stock) that is related, directly or indirectly, to us through sufficient actual or constructive stock ownership; or

•

is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected, and, generally, if an income tax treaty applies, such interest payments are attributable to a U.S. permanent establishment maintained by the non-U.S. holder (see the discussion under “—Income or Gains Effectively Connected with a U.S. Trade or Business” below).

The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of applicable income tax treaty and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8 to us or the applicable withholding agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. Special certificate rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Common Stock

Subject to the discussion below regarding backup withholding, non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of notes or common stock (other than with respect to payments attributable to accrued and unpaid interest, which will be taxed as described under “—Taxation of Interest” above), unless:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under “—Income or Gains Effectively Connected with a U.S. Trade or Business”;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S.-source capital losses (provided that such non-U.S. holder timely files tax returns with respect to such losses), would be subject to a flat 30% tax (or lower applicable income tax treaty rate), even though the individual is not considered a resident of the United States; or

•	the rules of the Foreign Investment in Real Property Tax Act (or “FIRPTA”), described below, treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption, conversion or other disposition of notes or common stock by a non-U.S. holder if we are at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder’s holding period for the notes or common stock disposed of), a “United States real property holding corporation” (or “USRPHC”). In general, we would be a USRPHC if interests in U.S. real property constituted at least 50% of the fair market value of our assets. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends and Constructive Dividends

Subject to the discussion below under “—Income or Gains Effectively Connected with a U.S. Trade or Business,” dividends paid to a non-U.S. holder on any common stock received on conversion of a note, and any taxable constructive dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “—U.S. Holders—Constructive Distributions” above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. In the case of constructive dividends, because there may be no cash from which to withhold the required amount, withholding may apply to interest payments or other payments or deliveries made with respect to the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, such holder. Dividends on the common stock or constructive dividends on the notes that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “—Income or Gains Effectively Connected with a U.S. Trade or Business.”

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the ownership or disposition and conversion of the notes and the ownership and disposition of the common stock into which the notes may be converted by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business for U.S. federal income tax purposes. If any interest or constructive dividends on the notes, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest, dividends or constructive dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the non-U.S. holder claims exemption from withholding by timely filing a properly executed IRS Form W-8ECI or appropriate substitute form. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Legislation and Guidance Relating to Foreign Accounts

Legislation incorporating provisions commonly referred to as the Foreign Account Tax Compliance Act impose a withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable regulations. The legislation, together with Treasury Regulations issued thereunder (collectively, “FATCA”), generally imposes a 30% withholding tax on interest income and constructive dividends on the notes, dividends on our common stock, or (subject to the proposed regulations discussed below) gross proceeds from the sale or other disposition of the notes or common stock, paid to a foreign financial institution or to non-financial foreign entity (whether as beneficial owner or intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (3) an exemption applies.

Subject to the following sentence, if the payee is a foreign financial institution and an exemption does not apply, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the applicable foreign country has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Treasury and obviate any need to enter into an agreement with the U.S. Treasury.

FATCA withholding generally applies to interest and constructive dividends on the notes and dividends on our common stock. The U.S. Treasury has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the payment of gross proceeds from a sale or other disposition of our notes or common stock, which may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding FATCA.

Backup Withholding and Information Reporting

The Code and the Treasury Regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends (including constructive dividends), and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments to certain recipients subject to information reporting if any such recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 24%.

Payments of interest or dividends (including constructive dividends) to U.S. holders of notes or common stock and payments made to U.S. holders by a broker upon a sale of the notes or our common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt recipient, such as a corporation, or (2) provides the payor with a correct taxpayer identification number, certifies that it is a U.S. person not subject to backup withholding and complies with applicable certification requirements.

We must report annually to the IRS the interest and/or dividends (including constructive dividends) paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under “Non-U.S. Holders—Taxation of Interest” and “Non-U.S. Holders— Dividends and Constructive Dividends” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on our common stock or interest and constructive dividends on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN,

IRS Form W-8BEN-E or appropriate IRS Form W-8. Payments made to non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes or common stock under the backup withholding rules may be allowed as a refund or may be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of the notes and the common stock, including the applicability and effect of any state, local or non-U.S. tax laws, and of any pending or subsequent changes in applicable laws.

LEGAL MATTERS

Certain legal matters in connection with the offering of the new notes offered hereby and of the shares of common stock issuable upon conversion thereof, if any, will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31,2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$100,000,000

3.75% Convertible Senior Notes due 2028 and any common stock issuable upon conversion

Prospectus

August 9, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant.

SEC registration fee	$11,020
Accounting fees and expenses	$10,000
Trustee fees and expenses	$5,000
Legal fees and expenses	$75,000
Total	$101,020

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. Additionally, Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers, subject to certain limitations.

The registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of the registrant’s directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide, subject to certain limitations, that the registrant will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The registrant’s amended and restated bylaws also provide that the registrant must advance expenses incurred by or on behalf of a current or former director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses reasonably and actually incurred by the registrant’s directors and executive officers in investigating or defending any such action, suit or proceeding subject to limited exceptions. The registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that the registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the registrant’s directors and executive officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and executive officers as required in certain circumstances by these indemnification provisions. At present, the registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the registrant’s directors or officers, or is or was one of the registrant’s directors or officers serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

The registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the registrant with respect to payments that may be made by the registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

Item 16. Exhibits

Exhibit No.	Description of Exhibits	Filed Herewith

4.1	Indenture, dated as of August 8, 2022, by and between Infinera Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 8, 2022)

4.2	Form of 3.75% Convertible Senior Notes due 2025 (included in Exhibit 4.1)

4.3	Trust Indenture Act Cross-Reference Table to Exhibit 4.1	X

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on signature pages hereto)	X

25.1	Statement of Eligibility of Trustee on Form T-1	X

107	Filing Fee Table	X

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 9, 2023.

INFINERA CORPORATION

By:	/s/ NANCY L. ERBA
Nancy L. Erba
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David W. Heard, Nancy L. Erba and David L. Teichmann, and each of them, his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorney in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID W. HEARD David W. Heard	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2023

/s/ NANCY L. ERBA Nancy L. Erba	Chief Financial Officer (Principal Financial Officer)	August 9, 2023

/s/ MICHAEL H. FERNICOLA Michael H. Fernicola	Chief Accounting Officer (Principal Accounting Officer)	August 9, 2023

/s/ GEORGE A. RIEDEL George A. Riedel	Chair of the Board	August 9, 2023

/s/ CHRISTINE B. BUCKLIN Christine B. Bucklin	Director	August 9, 2023

/s/ GREGORY P. DOUGHERTY Gregory P. Dougherty	Director	August 9, 2023

/s/ SHARON E. HOLT Sharon E. Holt	Director	August 9, 2023

/s/ ROOP K. LAKKARAJU Roop K. Lakkaraju	Director	August 9, 2023

/s/ PAUL J. MILBURY Paul J. Milbury	Director	August 9, 2023

/s/ AMY H. RICE Amy H. Rice	Director	August 9, 2023

/s/ DAVID F. WELCH, PH.D. David F. Welch, Ph.D.	Chief Innovation Officer and Director	August 9, 2023